UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2012

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.	3
SIGNATURES	4

Item 8.01.	Other Events.

Pursuant to the Indentures (the “Indentures”) (1) dated as of March 16, 2007 for 7% Senior Subordinated Notes Due 2017 (the “2007 Notes”) and (2) dated as of June 29, 2009 for 9.25% Senior Subordinated Notes Due 2019 (the “2009 Notes” and together with the 2007 Notes, the “Notes”), Belden Inc. (the “Company”) is required to complete an offer to redeem Notes, at par, in an amount equal to the amount of Excess Proceeds from Asset Sales (as both terms are defined in the Indentures).

On January 24, 2012, following completion of such an offer, the Company redeemed $600,000 in principal amount of the 2007 Notes. In connection with the redemption, the Company also paid accrued and unpaid interest of $15,050. The redeemed 2007 Notes will be retired, decreasing the outstanding principal amount of 2007 Notes to $349,400,000.

The above description is only a summary of the transaction. In order to fully understand the Indentures, attention should be directed to the actual documents. The Indenture related to the 2007 Notes is included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2007. The Indenture related to the 2009 Notes is included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: January 25, 2012	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary
and General Counsel

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